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                            QUANTUM EPITAXIAL DESIGNS
                       AMENDED AND RESTATED NON-QUALIFIED
                             STOCK OPTION AGREEMENT


                  Quantum Epitaxial Designs, Inc., a Pennsylvania corporation (the "Company"), and Gregory H. Olsen, a Member of the Company's board of directors ("Optionee") hereby amend and restate in its entirety their prior agreement relating to the Company's grant to Optionee of non-qualified stock options ("Options") to purchase Fifty Thousand (50,000) shares of the Company's common stock, par value $0.001 per share, as adjusted to reflect stock splits and other required adjustments through the date hereof (the "Common Stock") (the "Prior Agreement") as follows:

                  The Company awarded to Optionee Options to purchase a total of Fifty Thousand (50,000) shares of Common Stock at the price set forth below. Although the Options were not and are not intended to be granted under the Company's Employee Non-Qualified Stock Option Plan (as amended and restated, effective October 3, 1996) (the "Plan"), unless otherwise defined in this Amended and Restated Non-Qualified Stock Option Agreement (this "Agreement"), terms that are defined in the Plan shall, for convenience, have the same meanings when used in this Agreement.

                  1. Nature of the Award. This Award consists of non-qualified stock options.

                  2. Option Price. The option price shall be $0.1530 for each share of Common Stock (the "Option Price"), as adjusted proportionately for fractional shares or for increases or decreases in the number of outstanding shares of Common Stock resulting from stock splits or combinations that have occurred since the original date of grant of this Award as set forth below (the "Original Date of Grant") and as may occur subsequent to the date of this



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Agreement.

                  3. Exercise of Award. Subject to Section 6 hereof, this Award shall be exercisable only by the Optionee during its term as follows

                           (a) Right to Exercise.

                               (i) Options issued under this Award shall be
immediately exercisable, in whole or in part, and for fractional shares, in accordance with the provisions of this Agreement.

                               (ii) In the event of the termination of
Optionee's service with the Company as a member of the Company's Board by reason of the death of Optionee, this Award shall be exercisable in whole or in part by the Optionee's executor(s) or administrator(s) at any time during the period that commences on the Optionee's date of death and ends twelve months after the date of the Optionee's death.

                               (iii) In the event of the Disability of Optionee,
Options granted under this Award shall be exercisable in whole or in part by the Optionee or by his legal representative at any time during the period that commences on the date of the Optionee's Disability and ends twelve months after the date of the Optionee's Disability.

                               (iv) Except to the extent otherwise provided in
this Agreement, upon the termination of the Optionee's service with the Company as a member of the Company's Board for any reason other than Death or Disability, Options granted under this Award shall be exercisable by the Optionee (or in the case of the Optionee's death or Disability subsequent to termination of such service, by the Optionee's executor, administrator, or legal representative, as the case may be) for a period of three months from the date of the Optionee's termination of such


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service.

                           (b) Method of Exercise. Options shall be exercisable
by written notice which shall state the number of shares of Common Stock, including fractional shares, in respect of which this Award is being exercised, and which shall contain or be accompanied by such representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan, including but not limited to, the Stock Purchase and Restriction Agreement referred to in Section 4 below. Such written notice of exercise shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Option Price. An Option shall be treated as exercised on the date that proper notice of exercise accompanied by the Option Price is received by the Company.

                  No shares of Common Stock will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the shares may then be listed.

                           (c) Number of Options Exercisable. Each exercise of
an Option shall reduce, pro tanto, the total number of shares of Common Stock that may thereafter be purchased under this Award.

                  4. Optionee Agreements. In the event the shares of Common Stock which may be purchased pursuant to the exercise of Options under this Award have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time an Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of an Option, deliver to the Company a Stock Purchase and Restriction Agreement in a form provided by the


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Company; provided, however, that such document may be modified, amended, or any provision thereof waived in whole or in part, as is necessary or desirable to comply with then current law.

                  5. Method of Payment. Payment of the Option Price, shall be in any of the following forms, or a combination thereof;

                     (a) cash, check or promissory note in form satisfactory to the Company (at the discretion of the Company); or

                     (b) surrender to the Company of other shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised; or

                     (c) any combination of such methods.

                  Notwithstanding the foregoing, shares of Common Stock may be surrendered in satisfaction of the exercise price only if the Optionee has held such shares for more than six months (or such shorter time as shall not, in the Board's sole discretion have an adverse effect on the Company's financial statements). If the consideration for the exercise of an Option is the surrender of previously acquired and owned shares of Common Stock, the Optionee will be required to make representations and warranties satisfactory to the Company regarding Optionee's title to the shares of Common Stock used to effect the purchase, including without limitation, representations and warranties that the Optionee has good and marketable title to such shares of Common Stock free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions, and has full power to deliver such shares of Common Stock without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a manner satisfactory


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to the Company. The value of the shares of Common Stock used to effect the purchase shall be the Fair Market Value of such shares of Common Stock on the date of exercise as determined by the Board in its sole discretion, exercised in good faith.

                  6. Restrictions on Exercise. An Option may not be exercised if the issuance of the shares of Common Stock upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of an Option pursuant to this Award, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or by the Stock Restriction and Purchase Agreement referred to in Section 4.

                  7. Non-Transferability of Award. This Award and any Options granted under this Agreement may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner. Options granted under this Agreement may be exercised during the lifetime of the Optionee only by the Optionee, except that such Options may be exercised by Optionee's legal representative in the case of Optionee's Disability. The terms of this Award shall be binding upon the executors, administrators, heirs and successors of the Optionee.

                  8. Term of Award. Options may not be exercised more than ten
(10) years from the Original Date of Grant, and may be exercised during such term only in accordance with the terms of the Plan and this Award.

                  9. Cancellation of Stock Appreciation Rights. All tandem Stock Appreciation Rights awarded as part of the Prior Agreement are hereby canceled as of the date of


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this Agreement.

                  10. Forfeiture. Notwithstanding any other provision of this Agreement, if the Board makes a finding, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee
(i) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or proven dishonesty in the course of his service as a member of the Company's Board, or has otherwise breached any fiduciary duty owed to the Company, or (ii) has been convicted of a felony or
(iii) has disclosed trade secrets or confidential information of the Company or has breached his Employee Nondisclosure Agreement with the Company, all unexercised Options shall terminate on the date of such finding. In the event of such a finding, in addition to immediate termination of all unexercised Options, the Optionee (or his legal representative, in the case of the death or Disability of the Optionee) shall forfeit all Option shares for which the Company has not yet delivered share certificates to the Optionee or his legal representative, as the case may be, and the Company shall refund to the Optionee or his legal representative the Option Price paid to it. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

                  11. Acknowledgment. The Optionee represents that he has read the terms and provisions of the Plan, which is annexed to this Agreement as Exhibit A, and accepts this Award subject to the definitions thereof and all of the terms and provisions of this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board, as the case may be, upon any questions arising under this


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Agreement.

                  12. Entire Agreement. This Agreement, together with the exhibits attached to this Agreement represents the entire agreement between the parties, and supersede all prior agreements, understanding and representations between the parties in their respective entireties including, without limitation, the Prior Agreement, which Prior Agreement is hereby terminated.

                  13. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  14. Withholding. Anything to the contrary herein notwithstanding, all payments required to be made by the Company hereunder to an Optionee, his legal representative, his heir or devisee shall be subject to the withholding of such amounts as the Company may determine that it is required to withhold pursuant to any applicable federal, state or local law or regulation.

                  15. Amendment. Except as otherwise set forth herein, this Agreement may only be amended by a writing signed by each of the parties hereto.

ORIGINAL DATE OF GRANT:  May 22, 1992


                                       QUANTUM EPITAXIAL DESIGNS, INC.


                                       By: __________________________________
                                                President

Agreed to this _____ day
of November, 1997.

--------------------------------------
Print Name: Gregory H. Olsen


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